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Press Release


           IntegraMed(R) Announces New Full Service Provider Contract

                  - Reaffirms Commitment to Fertility Market -

PURCHASE, NEW YORK--September 4, 2007 -- IntegraMed America, Inc. (NASDAQ:
INMD), the nation's leading operator of fertility centers and vein care clinics in the United States, announced today a contract to operate the Center for Reproductive Medicine (CRM) in Orlando, Florida. The 25-year Partner contract is for IntegraMed's full range of business, marketing and facility services. Under the terms of the agreement, IntegraMed has purchased the assets of the Center and has committed additional resources to support further growth and development of the Center.

Based on the terms of the transaction, IntegraMed will be paid service fees comprised of reimbursed costs of services and a fixed percentage of revenues, plus an additional fixed percentage of the Center's earnings. The transaction became effective September 1, 2007.

The Orlando marketplace represents the 11th major market where IntegraMed provides its full range of services to fertility centers and the second major market added in 2007.

More than two decades ago Gary W. DeVane, M.D. welcomed the first in-vitro fertilization (IVF) baby to Central Florida. Today, with locations in Orlando and Celebration, CRM is Central Florida's leading infertility center, offering IVF, embryo freezing, donor egg and donor sperm treatment, and other services. Performing over 400 IVF cycles annually, the Center has helped thousands of couples conceive by providing state of the art, comprehensive fertility care. All four doctors in the practice, which include Dr. DeVane, Randall A. Loy, M.D., Sharon B. Jaffe, M.D., and Samuel Brown, M.D., were named among the Best Doctors in America in 2006 and are board-certified reproductive endocrinologists.

"We have been an Affiliate with IntegraMed for six years and our patients and practice have benefited greatly from the company's consumer and specialty business services," said Dr. Loy, CRM's managing partner. "Gaining access to IntegraMed's full capabilities will enable us to continue our growth and development well into the future."

"Elevating CRM to Partner from Affiliate is exciting for IntegraMed because it demonstrates our ongoing commitment to the fertility marketplace," said Jay Higham, President & CEO of IntegraMed America, Inc. "When a fertility practice wants to achieve long-term growth, greater patient volume, superior patient care and operational efficiency, they can turn to us."

About IntegraMed America, Inc.

IntegraMed America, Inc. is the leading operator of fertility centers and vein care clinics in the United States. The Company supports its provider networks with state-of-the art information systems; marketing and payer contracting; financial planning, reporting and analysis; organizational planning and



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development; quality assurance initiatives; human resources administration; and
purchasing services. IntegraMed also offers consumer treatment-financing programs and operates www.integramed.com, a leading fertility portal.

The IntegraMed Fertility network consists of 29 contracted centers in 96 locations across the United States, including 166 physicians and Ph.D. scientists. Network membership is limited to one practice per metropolitan area, yet one of every five IVF procedures in the U.S. is performed in an IntegraMed fertility practice. The Vein Care network is the leading provider of vein care services in the US and operates 27 centers in 11 states, principally in the Midwest and Southeast and operates www.veinclinics.com, a leading vein care portal.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; the loss of significant business services contract(s); profitability at fertility and vein clinics serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of September 4, 2007 and IntegraMed undertakes no duty to update this information.

CONTACT:
Investors:
John W. Hlywak, Jr., EVP & CFO                 Steven Hecht, David Collins
IntegraMed America, Inc.                       Jaffoni & Collins Incorporated
jhlywak@integramed.com                         inmd@jcir.com
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914-251-4143                                   212/835-8500

Media & Physicians:
Scott Soifer, VP Marketing & Development
IntegraMed America, Inc.
scott.soifer@integramed.com
914-251-4186
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